CONTRIBUTION AGREEMENT


                  CONTRIBUTION AGREEMENT (this "Agreement"), dated as of November 3, 1997, by and between Commercial Assets, Inc., a Maryland corporation (the "Company") and CAX DTR Securitization Corp., a Delaware corporation ("QRS").

                  WHEREAS, the Company is the record or beneficial owner of $50,974,526 aggregate initial principal amount of Daiwa Securities America Inc. Multifamily First Loss Ownership Securities ("Multifamily FLOWS_") Series 1994-Multifamily Flows_-1, pass-through certificates (the "Daiwa FLOWS Certificates"), together with all related securities entitlements, contract rights, general intangibles and accounts (the "Other Assets");

                  WHEREAS, QRS is a wholly-owned subsidiary of the Company;

                  WHEREAS, the Company desires to contribute its right, title and interest in and to the Daiwa FLOWS Certificates and the Other Assets to QRS pursuant to the terms hereof in exchange for all of the authorized and outstanding capital stock of QRS;

                  WHEREAS, QRS is concurrently herewith, pursuant to a Trust Agreement (the "Trust Agreement"), dated as of November 3, 1997, by and between QRS and Wilmington Trust Company, a Delaware bank and trust corporation, as owner trustee (the "Owner Trustee"), creating Structured Mortgage Trust 1997-2, a Delaware business trust (the "Issuer");

                  WHEREAS, pursuant to the Trust Agreement, QRS will, subsequent to the effectiveness of this Agreement, contribute all its right, title and interest in and to the Daiwa FLOWS Certificates and the Other Assets to the Issuer;

                  WHEREAS, contemporaneously with the contribution of the Daiwa FLOWS Certificates and the Other Assets to the Issuer pursuant to the terms of the Trust Agreement, the Issuer will issue four classes of collateralized notes (the "Notes") pursuant to a trust indenture, dated as of November 3, 1997 (the "Indenture"), between La Salle National Bank, a national banking corporation, as indenture trustee (the "Indenture Trustee") and the Issuer, which Notes will be secured by the Daiwa FLOWS Certificates and the Other Assets, and all of its rights therein and with respect thereto;

                  WHEREAS, contemporaneously with the issuance of the Notes and the pledge of the Daiwa FLOWS Certificates and the Other Assets, the Issuer will sell the Notes to PaineWebber Incorporated (the "Initial Purchaser") pursuant to a Note Purchase Agreement, dated as of November 3, 1997 (the "Note Purchase Agreement") among, the Issuer, QRS, and the Initial Purchaser for consideration and upon terms set forth in the Note Purchase Agreement and (as described therein) in a document ancillary thereto; and


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                  WHEREAS,  capitalized  terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION I.  Contribution and Transfer.

                  (a) The Company hereby contributes, conveys, assigns and transfers to QRS, without recourse, and QRS hereby accepts, in each case as of November 3, 1997 (the "Closing Date"), all of the Company's right, title and interest in and to the Daiwa FLOWS Certificates and the Other Assets, including, without limitation, all amounts distributable in respect of the Daiwa FLOWS Certificates and the Other Assets payable from and after the date in December 1997 on which distributions are made on the Daiwa FLOWS Certificates (the "Daiwa December 1997 Distribution Date") pursuant to the Daiwa Pooling Agreement; provided, however, that all such amounts distributed on such date shall belong to QRS.

                  (b) The Company and QRS intend that the conveyance of the Daiwa FLOWS Certificates and the Other Assets by the Company to QRS as provided herein be, and be construed as, an absolute contribution and transfer of the Daiwa FLOWS Certificates and the Other Assets by the Company to QRS and not as a pledge of the Daiwa FLOWS Certificates and the Other Assets by the Company to QRS or any assignee of QRS (including, without limitation, QRS, the Owner Trustee, individually or on behalf of the Issuer, the Issuer, the Indenture Trustee, individually or on behalf of any Holder or all Holders, or any Holder), as security for any debt or other obligation owing from QRS to the Company. Notwithstanding the foregoing sentence, in the event that the Daiwa FLOWS Certificates and the Other Assets are for any reason deemed to be property of the Company, then it is intended that (i) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC"); (ii) the conveyance provided for in the foregoing sentence shall be deemed to be a grant by the Company to QRS of a security interest in all of the Company's right, title and interest, whether now owned or hereafter acquired, in the Daiwa FLOWS Certificates and the Other Assets (together with any related securities or entitlements, as defined in the UCC); (iii) the Company shall, to the extent consistent with this Agreement, take all such actions as may be necessary to create a first priority security interest in the Daiwa FLOWS Certificates and the Other Assets and to maintain the perfection and priority of such security interest throughout the term of this Agreement; (iv) the possession of the Daiwa FLOWS Certificates and the Other Assets and such other items of property as constitute instruments, money, negotiable documents, or chattel paper by QRS shall be deemed to be "possession by the secured party" for the purpose of perfecting such security interest pursuant to Section 9-305 of the UCC; and (v) notifications to, and acknowledgements, receipts or confirmations from any person holding such property shall be deemed to be notifications to, or acknowledgments, receipts or continuations from, financial intermediaries, bailees or agents of QRS for the purpose of perfecting such security interest under applicable law.

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

                  SECTION 2. Distribution Rights. Subsequent to all transactions contemplated herein, in the Trust Agreement and in the Indenture (collectively, the "Related Agreements"), QRS shall be entitled to all distributions, including, without limitation, distributions of principal and interest, on the Daiwa FLOWS Certificates and the Other Assets received on and after the Daiwa December 1997 Distribution Date. All available distributions, including interest, on the Daiwa FLOWS Certificates and the Other Assets due on or before the Closing Date shall belong to the Company.

                  SECTION 3. Transfer of Daiwa FLOWS Certificates and the Other Assets to the Owner Trustee. Following the contribution of the Daiwa FLOWS Certificates and the Other Assets to QRS by the Company, ownership thereof shall be vested in QRS and QRS intends to transfer the same to the Issuer. Accordingly, QRS hereby directs the Company to, and the Company agrees to, deliver to the Owner Trustee as soon as possible, but in any event prior to the Closing Date, the Daiwa FLOWS Certificates and the Other Assets, together with proxies executed in favor of "Structured Mortgage Trust 1997-2" and any transferor documents and opinions of counsel ("Opinions of Counsel") in form and substance meeting the requirements set forth in this Agreement, the other Related Agreements, and the Pooling Agreement. Prior to the effectiveness of the contribution provided for herein, the Owner Trustee shall hold the Daiwa FLOWS Certificates and the Other Assets for the benefit of the Company.

                  SECTION 4. Representations and Warranties of the Company to QRS. The Company hereby represents and warrants to QRS, as of the date of this Agreement, as follows:

                  (a) the Company is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland and has the full power, authority and legal right to transfer and convey the Daiwa FLOWS Certificates and the Other Assets to QRS and has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement;

                  (b) the Company acquired record or beneficial ownership of the Daiwa FLOWS Certificates and the Other Assets in the ordinary course of its business, in good faith, for value and without notice of any claim against or claim to any of the Daiwa FLOWS Certificates on the part of any person;

                  (c) immediately prior to the transfer of the Daiwa FLOWS Certificates and the Other Assets to QRS, the Company has no actual or constructive knowledge or notice of any ownership interest (other than that of the Company) in, will be the sole owner of, and will have good and marketable title to, the Daiwa FLOWS Certificates and the Other Assets, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance (other than any such encumbrance as will be discharged prior to such transfer and subject to the prior claim of the Federal National Mortgage Association in respect of the assets indirectly underlying the Daiwa FLOWS Certificates), and on the Closing Date, the Company shall validly endorse and deliver the Daiwa FLOWS Certificates and the Other Assets, as described in Section 3 hereof, together with any other documents or certificates as may be required by this Agreement, the Related Agreements, or the Pooling Agreement. Following the contribution of the Daiwa FLOWS Certificates and the Other Assets to QRS, QRS

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will own the Daiwa FLOWS Certificates and the Other Assets free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance;

                  (d) the execution and delivery by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company and it is not necessary in connection with the conveyance of the Daiwa FLOWS Certificates and the Other Assets or the other transactions contemplated by this Agreement that the Company obtain the consent, approval, or authorization of any of its shareholders;

                  (e) neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with the provisions hereof, will: (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or bylaws of, or any law, governmental rule or regulation, or any judgment, decree or order binding on, the Company or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument;

                  (f) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity;

                  (g) assuming compliance by the Initial Purchaser with its agreements set forth in Section 7 of the Note Purchase Agreement and that the Daiwa FLOWS Certificates have been issued by a bankruptcy remote trust, no consent, approval, authorization or order of any court or governmental agency or body or official is required for the execution, delivery and performance of or compliance by the Company with this Agreement or any other transaction contemplated hereby, except such as have been obtained, and except such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes;

                  (h) no certificate or statement of an officer furnished pursuant hereto in writing to QRS by the Company contains any untrue statement of a material fact, or omits a material fact necessary to make such certificate or statement not misleading;

                  (i) the Company has not dealt with any broker, investment banker (other than the Initial Purchaser) agent (other than Leslie Fox, a natural person and a consultant to the Company on certain matters) or any other person that may be entitled to any commission or compensation in connection with the sale of the Daiwa FLOWS Certificates and the Other Assets to QRS;

                  (j) there is no litigation pending or, to the Company's knowledge, threatened against the Company, which would reasonably be expected to adversely affect the transfer of the Daiwa FLOWS Certificates and the Other

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


Assets or the execution, delivery, performance or enforceability of this Agreement;

                  (k) no default exists on the part of the Company, and no event has occurred which, with notice, the passage of time or both, would constitute a default on the part of the Company in the due performance and observance of any term, covenant or condition of any agreement to which the Company is a party or by which it is bound, which default would have a material and adverse effect on the Company's performance of this Agreement;

                  (l) the transfer of the Daiwa FLOWS Certificates and the Other Assets to QRS will be classified as a contribution of assets to a wholly-owned subsidiary under generally accepted accounting principles on the books and records of the Company;

                  (m) the transfer, assignment and conveyance of the Daiwa FLOWS Certificates and the Other Assets by the Company pursuant to this Agreement is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (n) the information set forth in Schedule A hereto is true and correct in all material respects as of the Closing Date;

                  (o) all conditions precedent and any restrictions upon the transfer of the Daiwa FLOWS Certificates and the Other Assets provided for in the Related Agreements or the Pooling Agreement have been satisfied and the transfer of the Daiwa FLOWS Certificates and the Other Assets to the Owner Trustee on behalf of the Issuer will be complete upon the execution of the Trust Agreement by the parties thereto and their delivery to the Owner Trustee, on behalf of the Issuer, pursuant to the terms thereof;

                  (p) subject to its continuing ownership of all of the equity of QRS, the Company intends to relinquish all direct ownership rights in the Daiwa FLOWS Certificates and the Other Assets transferred pursuant to this Agreement; after the Closing Date, the Company will have no right to the Daiwa FLOWS Certificates and the Other Assets, and, subject to Section 11, the Company will have no right or obligation to repurchase or substitute any Daiwa FLOWS Certificate or Other Asset;

                  (q) the Company's principal place of business and chief executive office are located in Denver, Colorado; and

                  (r) the Company is not a "benefit plan investor" described in or subject to the Department of Labor Regulations set forth in 29 C.F.R. Section 2510.3-101.

                  SECTION 5. Representations and Warranties of QRS. As of the date of this Agreement, QRS represents and warrants to the Company as follows:

                  (a) QRS is a corporation which has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification wherein it conducts any


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


material business;

                  (b) the execution and delivery by QRS of this Agreement are within the legal power of QRS and have been duly authorized by all necessary action on the part of QRS; none of the execution and delivery of this Agreement by QRS, the consummation by QRS of the transactions contemplated hereby, nor compliance by QRS with the provisions hereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of QRS's certificate of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree, or order binding upon QRS or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument or agreement to which it is a party or by which it is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument or agreement;

                  (c) this Agreement has been duly executed and delivered by QRS and constitutes a legal, valid and binding agreement of QRS, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity; and

                  (d) assuming compliance by the Initial Purchaser with its agreements set forth in Section 7 of the Note Purchase Agreement and that the Daiwa FLOWS Certificates have been issued by a bankruptcy remote trust, no consent, approval, authorization or order of any court or governmental agency or body or official is required for the consummation by QRS of the transactions contemplated hereby, except such as have been obtained, and except such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes.

                  SECTION 6.  Covenants of the Company and QRS.

                  (a) The Company and QRS hereby covenant to observe all appropriate formalities and procedures required by this Agreement and the laws of their respective states of organization. In addition, each of the Company and QRS will maintain its existence and identity separate from that of the other party and each of the Company and QRS will take steps necessary to make it apparent to third parties that each of the Company and QRS is an entity distinct from the other party.

                  (b) Each of QRS and the Company covenants that it shall cooperate with the tax administrator appointed pursuant to the Trust Indenture and the Trust Agreement.

                  (c) neither the Company nor QRS will file a petition for bankruptcy against or for appointment of a receiver of the other or encourage or aid any other Person to do so.

                  (d) each of the Company and QRS will treat the Notes as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

                  SECTION 7. Further Assurances. Upon request, and from time to time, each of the Company and QRS shall execute and deliver all documents, make all truthful oaths, testify in any proceedings and do all other acts that may be reasonably necessary or desirable, in the reasonable opinion of QRS, the Company, the Initial Purchaser, the Owner Trustee, or the Indenture Trustee to carry out the terms of this Agreement to effect the transfer of the Daiwa FLOWS Certificates and the Other Assets to QRS.

                  SECTION 8. Conditions to Obligations of QRS. The obligation of QRS hereunder to accept the contribution of the Daiwa FLOWS Certificates and the Other Assets is subject to:

                  (a)  the  accuracy  in  all  material  respects  of all of the representations and warranties of the Company under this Agreement and compliance in all material respects by the Company with all of its covenants and obligations under this Agreement;

                  (b) receipt by QRS of the following documents (collectively, the ("Closing Documents") in such forms as are agreed upon and acceptable to QRS, duly executed by all signatories other than QRS as required pursuant to the respective terms thereof:

                                    (i)  the   execution  and  delivery  of  all
                  documents described herein, in the Related Agreements, and in the Pooling Agreement;

                                    (ii)  Opinions  of Counsel  of Bartlit  Beck
                  Herman Palenchar & Scott ("Bartlit Beck") counsel to the Company, each of which shall be addressed to QRS and shall be in form and substance acceptable to QRS, the Owner Trustee, on behalf of the Issuer, the Indenture Trustee, for the benefit of the Holders, the Initial Purchaser, and the Rating Agency (it being understood that such Opinions of Counsel shall expressly provide that the Owner Trustee, on behalf of the Issuer, the Indenture Trustee, for the benefit of the Holders, and the Rating Agency shall be entitled to rely thereupon and that with respect to matters of Maryland law such counsel may rely upon the Opinion of Counsel of Arent Fox Kintner Plotkin & Kahn, special Maryland counsel to the Company, provided that such Opinion of Counsel shall be in form and substance acceptable to QRS, the Owner Trustee, on behalf of the Issuer, the Indenture Trustee, for the benefit of the Holders, the Initial Purchaser, and the Rating Agency), as to the following matters:

                                            (A) each of the  Company and QRS has
                           been duly organized and is validly existing and in good standing under the laws of the State of its organization with the power and authority to own its assets and to conduct its business as such assets are then owned and such business is then conducted, and, in each case, as contemplated by the Related Agreements to which it is a party, and to enter into and perform its obligations under the Related Agreements to which it is a party;


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


                                            (B) each  Related  Document to which
                           the Company or QRS is a party has been duly and validly authorized, executed and delivered by the Company and/or QRS, as applicable, and each constitutes the legal, valid and binding agreement of the Company and/or QRS, as applicable, enforceable against the Company and/or the QRS, as applicable, in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and subject, in the case of this Agreement, to public policy constraints regarding indemnification;

                                            (C)  none  of  the   execution   and
                           delivery of the Related Agreements to which the Company or QRS is a party, or the consummation of the transactions contemplated by either the Related Agreements or the Notes, or the grant of the security interest pursuant to the Indenture will (A) conflict with or violate, or result in a breach of or constitute a default under any organizational or other constituent document of or, to such counsel's knowledge, any statute currently applicable to the Company or QRS, as applicable, or, to such counsel's knowledge, any order, rule or regulation currently applicable to the Company or QRS, as the case may be, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or QRS, as the case may be, or (B) to such counsel's knowledge, conflict with or violate, result in a material breach of or constitute a material default under the terms of any indenture, agreement, mortgage, deed of trust or other agreement or instrument to which the Company or QRS is a party or by which the Company or QRS or any of their respective properties are bound;

                                            (D) the  offer and sale of the Notes
                           to the Initial Purchaser and to persons purchasing directly from the Initial Purchaser in connection with the Initial Purchaser's initial sale of each such class of the Notes, in each case in the manner and under the circumstances contemplated by the Private Offering Memorandum, this Agreement, and the other Related Agreements, are not transactions requiring registration of the Company or QRS under the 1940 Act;

                                            (E) the  conveyance  and transfer of
                           the Daiwa FLOWS Certificates and the Other Assets, the creation and transfer of the equity in the issuer, or any of the other transactions contemplated by the Related Agreements, including the offer and sale of the Notes to the Initial Purchaser and to persons purchasing directly from the Initial Purchaser in connection with the Initial Purchaser's initial sale of each such class of the Notes, in each case in the manner and under the circumstances contemplated by this Agreement, and the Related Agreements, are not transactions requiring registration of any class of the Notes, or the equity of QRS or the Issuer, under the Securities Act of 1933;

                                            (F) the  conveyance  and transfer of
                           the Daiwa FLOWS Certificates constitutes a true sale thereof from the Company to QRS and, if such transfer were to be adjudged not to be a true sale, QRS would have a first priority perfected security interest in the Daiwa FLOWS Certificates, and in a case under the Bankruptcy Code in which the Company is a debtor, a bankruptcy court would not cause a substantive consolidation of the assets and liabilities of the Issuer or QRS with the Company;

                                            (G) to  the  best  of its  knowledge
                           after due inquiry and examination of the face of the Trust Certificate, no consent, approval, authorization or order of any court or governmental agency or body or official is required for the execution, delivery and performance of or compliance by the Company with this Agreement or any other transaction contemplated hereby, except such as have been obtained, and except such as may be required under the "blue sky" laws of any jurisdiction in connection with the purchase and distribution of the Notes; and

                                            (H) to  the  best  of its  knowledge
                           after due inquiry, there is no litigation pending or threatened against the Company which would reasonably be expected to adversely affect the transfer of the Daiwa FLOWS Certificates and the Other Assets or the execution, delivery, performance or enforceability of this Agreement;

                                    (iii) a certificate  of the Secretary of the
                  Company as to its certificate of incorporation, bylaws and resolutions authorizing the subject transaction, together with current certificates of good standing of the Company issued by the Secretary of State of the States of Colorado and of Maryland;

                  (c) the execution and delivery by the Company, QRS and the Issuer of a Securitization Cooperation Agreement, dated the Closing Date, among the Issuer, QRS, the Company and the Initial Purchaser and mutually satisfactory to the Initial Purchaser and the Company.

                  (d) all consents required for the transfer of the Daiwa FLOWS Certificates and the Other Assets to QRS have been obtained by the Company and reasonably sufficient evidence thereof has been given to QRS.

                  SECTION 9. Conditions to Obligations of the Company. The obligations of the Company hereunder to transfer the Daiwa FLOWS Certificates and the Other Assets to QRS is subject to:

                  (a)  the  accuracy  in  all  material  respects  of all of the

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


representations and warranties of QRS under this Agreement and compliance in all material respects by QRS with all of its covenants and obligations under this Agreement;

                  (b) the receipt by the Company on the date hereof of an Opinion of Counsel of Bartlit Beck as counsel to QRS, addressed to the Company, that this Agreement has been duly authorized by all necessary action of QRS and has been duly and validly executed and delivered by QRS and constitutes a valid, legal and binding agreement of QRS, enforceable against QRS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law (it being understood that such Opinion of Counsel shall expressly provide that the Owner Trustee, on behalf of the Issuer, the Indenture Trustee, for the benefit of the Holders, and the Rating Agency shall be entitled to rely thereupon and that such Opinion of Counsel shall be acceptable to each of the parties entitled to rely thereupon); and

                  (c) satisfaction by QRS of all conditions of all of its purchase obligations under this Agreement.

                  SECTION 10. Indemnification. In the event that either party hereto breaches its representations, warranties, covenants or obligations set forth herein in any material respect, each party hereto shall indemnify and hold harmless the other from and against any loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach. Promptly after receipt by a non-breaching party of notice of the commencement of any such action, the non-breaching party will, if a claim in respect thereof is to be made against the breaching party under this Section, notify the breaching party in writing of the commencement thereof, but the failure of the non-breaching party to notify the breaching party will not relieve the breaching party from any liability hereunder unless such omission materially prejudices the rights of the breaching party. In case any such action is brought against the non-breaching party, and the non-breaching party notifies the breaching party of the commencement thereof, the breaching party will be entitled to participate therein, and to assume the defense thereof, with counsel reasonably satisfactory to the breaching party, and after notice from the breaching party to the non-breaching party of its election to assume the defense thereof, the non-breaching party will not be liable to the breaching party under this Section for any legal or other expenses subsequently incurred by the other party in connection with the defense thereof other than reasonable costs of investigation.

                  SECTION 11. Repurchase Obligation. It is understood and agreed that the representations and warranties set forth herein shall survive delivery of the Daiwa FLOWS Certificates and the Other Assets to QRS, the subsequent transfer to the Owner Trustee, on behalf of the Issuer, and the further assignment to the Indenture Trustee, for the benefit of the Holders, of the Daiwa FLOWS Certificates and the Other Assets and the issuance and sale of Notes by the Issuer to the Initial Purchaser and shall inure to the benefit of the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee, for the benefit of the Holders, notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by a party hereto, the Owner Trustee, or the Indenture Trustee of a breach of any of such representations and warranties that materially and adversely affects the interests of any such person or the Holders, the party discovering such breach shall give prompt written notice to the other party hereto, the Owner Trustee, and the Indenture Trustee, whereupon the breaching party shall promptly take such action as is necessary to cure such breach. Within 60 days of its discovery of or its receipt of notice of any breach of the representations and warranties contained herein, the breaching party shall cause such breach to be cured in all material respects or, in the event the Company is unable to cure such breach, the breaching party shall purchase the Daiwa Flows Certificates at a purchase price (the "Purchase Price") calculated as follows: if the Purchase Price is paid prior to the date on which the Notes are retranched and resold as contemplated by the Cooperation Agreement, the Purchase Price shall equal to the sum of (x) $39,951,986.00 plus
(y) all costs and expenses of the Initial Purchaser incidental to or consequent upon such breach, including without limitation all third party costs and expenses, hedging costs and lost interest income, and (z) the accrued interest on the Notes as of such date, in each case payable in immediately available funds. If such Purchase Price is paid following the date on which the Notes are retranched and resold as contemplated by the Cooperation Agreement, the Purchase Price shall equal to the sum of (x) the par value of the Notes plus (y) the accrued interest on the Notes as of such date, in each case payable in immediately available funds. The obligations of the breaching party set forth in this Section 11 with respect to a breach of a representation contained herein shall constitute the sole remedy respecting such breach available to QRS, the Company, the Owner Trustee, on behalf of the Issuer, the Issuer, the Indenture Trustee, on behalf of any Holder or the Holders, or any Holder, provided, however, that this Section 11 shall in no way weaken, reduce, or pre-empt the indemnification provisions set forth in Section 10, which shall continue in full force and effect.

                  SECTION 12. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopy, as follows:

                  (a)      If to the Company:

                           Commercial Assets, Inc.
                           3410 S. Galena Street, Suite 210
                           Denver, Colorado  80231
                           Fax:  303-614-9401
                           Attention:  Kevin Nystrom

                  with a copy to:

                           Bartlit Beck Herman Palenchar & Scott
                           511 Sixteenth Street, Suite 700
                           Denver, CO  80202
                           Tel:  303-592-3100
                           Fax:  303-592-3140
                           Attention:  James L. Palenchar, Esq.

                  (b)      If to QRS:

                           CAX DTR Securitization Corp.
                           3410 S. Galena Street
                           Denver, Colorado  80231
                           Fax:  303-614-9401
                           Attention:  Kevin Nystrom

                  with a copy to:

                           Bartlit Beck Herman Palenchar & Scott
                           511 Sixteenth Street, Suite 700
                           Denver, CO  80202
                           Tel:  303-592-3100
                           Fax:  303-592-3140
                           Attention:  James L. Palenchar, Esq.

                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                  SECTION 13. Severability of Provisions.  Any part,  provision, representation or warranty contained in this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining parts, provisions, representations or warranties hereof. Any part, provision, representation or warranty contained in this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining parts, provisions, representations or warranties hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF.

                  SECTION 15. Survival. Each of the Company and QRS agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to have been relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on the other party's behalf, and that the representations, warranties and agreements made by the Company or QRS herein or in any such certificate or other instrument shall survive the delivery of and payment for the Daiwa FLOWS Certificates and the Other Assets.

                  SECTION 16. Acknowledgement of Third Party Reliance. Each of the Company and QRS hereby acknowledges that the Initial Purchaser and all subsequent Holders shall rely upon the representations, warranties and covenants made by it in this Agreement not as assignees but as intended third-party creditor beneficiaries of this Agreement. The Company hereby consents to the assignment of this Agreement by QRS to the Owner Trustee, on behalf of the Issuer, and to the Indenture Trustee, for the benefit of the Holders, from time to time. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, on behalf of the Issuer, the Indenture Trustee, for benefit of the Holders and their respective successors and assigns.

                  SECTION 17.  Miscellaneous.

                  (a) This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                  (b) Any person into which the Company or QRS may be merged or consolidated or any person resulting from a merger, acquisition or other business combination involving the Company or QRS, respectively, shall be considered the successor of the Company or of QRS, respectively, hereunder, without further act or consent of any other party.

                  (c) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                      [Signatures Appear on the Next Page]

                  IN WITNESS WHEREOF, QRS and the Company have caused this Contribution Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

                                        CAX DTR SECURITIZATION CORP.,
                                        a Delaware corporation,



                                        By:      /s/Diane Armstrong
                                             ----------------------------------
                                                 Name: Diane Armstrong
                                                 Title: President & Secretary

                                        COMMERCIAL ASSETS, INC.,
                                        a Maryland corporation,



                                        By:      /s/Kevin Nystrom
                                             ----------------------------------
                                                 Name: Kevin Nystrom
                                                 Title: Sr. VP & CFO


                                      S-2